UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Sensei Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENSEI BIOTHERAPEUTICS, INC.

1405 Research Boulevard, Suite 125

Rockville, Maryland 20850

PROXY STATEMENT SUPPLEMENT

Dated: May 21, 2026

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the definitive proxy statement (the “Definitive Proxy Statement”) of Sensei Biotherapeutics, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026, which in turn should be read in its entirety. The purpose of the Supplement is to include the unaudited pro forma condensed financial information of the Company for the quarter ended March 31, 2026, which presents the historical consolidated financial position of the Company for the quarter ended March 31, 2026, adjusted to give effect to the conversion of the shares of Series B non-voting convertible preferred stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) into shares of common stock, par value $0.0001 per share, of the Company (“common stock”). The shares of Series B Preferred Stock will automatically convert into an aggregate of 24,937,493 shares of common stock upon the third business day following receipt of approval of the Required Company Stockholder Matters in accordance with Nasdaq listing rules up to the beneficial ownership limitations set by each holder; provided that such beneficial ownership limitations may be waived by each holder of Series B Preferred Stock at any time following the approval by Nasdaq of the Nasdaq Listing Application and approval of the Required Company Stockholder Matters. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged. Unless otherwise specified, page and section references listed below are references to pages and sections, respectively, in the Definitive Proxy Statement, not this Supplement. Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

UPDATES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The supplemental unaudited pro forma condensed financial information set forth below, including the notes thereto, should be read in conjunction with the Annex A contained in the Definitive Proxy Statement and the financial statements of the Company and the Company’s management’s discussion and analysis of financial condition and results of operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Such unaudited pro forma condensed financial information is presented for illustrative purposes only and may not be an indication of the Company’s financial condition following the conversion of the Series B Preferred Stock for several reasons. The unaudited pro forma condensed financial information has been derived from the historical unaudited financial statements of the Company for the quarter ended March 31, 2026, and certain adjustments and assumptions have been made regarding the Company after giving effect to the conversion of the Series B Preferred Stock. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed financial information does not reflect all costs that are expected to be incurred by the Company in connection with the conversion of the Series B Preferred Stock. As a result, the actual financial condition of the Company following the conversion of the Series B Preferred Stock may not be consistent with, or evident from, the unaudited pro forma condensed financial information. The assumptions used in preparing the unaudited pro forma condensed financial information may not prove to be accurate, and other factors may affect the Company’s financial condition following the conversion of the Series B Preferred Stock.

The Board of Directors’ recommendation with respect to each proposal set forth in the Definitive Proxy Statement remains unchanged.

SENSEI BIOTHERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On February 17, 2026, Sensei Biotherapeutics, Inc. (the “Company”) acquired Faeth Holdings Therapeutics, Inc. (“Faeth HoldCo”) and its wholly owned subsidiary Faeth Therapeutics, LLC (“Faeth Subsidiary” and, together with Faeth HoldCo, “Faeth Therapeutics” or “Faeth”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2026, by and among the Company, its merger subsidiaries, Faeth HoldCo and Faeth Subsidiary (such transaction, the “Acquisition”).

Under the terms of the Merger Agreement, the Company issued to the stockholders of Faeth an aggregate of 10,497.0980 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), representing 10,497,098 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations.

Concurrently with the acquisition of Faeth Therapeutics, on February 17, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with new and returning investors to raise $200.0 million of gross proceeds in which investors were issued an aggregate of 14,440.395 shares of Series B Preferred Stock, or 14,440,395 on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations, (the “PIPE Securities”) at a price of $13,850 per share, or $13.85 per share on an as-converted-to-common basis, (collectively, the “Financing”). The Financing closed on February 20, 2026.

Subject to the receipt of stockholder approval of the Parent Stockholder Matters (as defined in the Merger Agreement), each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain beneficial ownership limitations established by each holder.

The following unaudited pro forma condensed financial information presents the historical consolidated financial position and results of operations of the Company, adjusted to give effect to the conversion of the Series B Preferred Stock into common stock (the “Conversion”) that will automatically occur three business days subsequent to the expected affirmative vote for stockholder approval of the Parent Stockholder Matters. The vote for stockholder approval of the Parent Stockholder Matters is scheduled to occur on June 10, 2026. The unaudited pro forma condensed balance sheet gives pro forma effect to the Conversion as if it had been consummated on March 31, 2026. The unaudited pro forma condensed statement of operations for the three months ended March 31, 2026 gives effect to the Conversion as if it had occurred on January 1, 2026.

The unaudited pro forma condensed financial information is based on the assumptions and adjustments described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed financial information.

The unaudited pro forma condensed financial information, including the notes thereto, should be read in conjunction with the financial statements of the Company and the Company’s management’s discussion and analysis of financial condition and results of operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on May 15, 2026.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands)

		Transaction Accounting Adjustments
	March 31, 2026	Conversion	Note References	Pro Forma As Adjusted
Assets
Current assets:
Cash and cash equivalents	$152,325	$—		$152,325
Marketable securities	50,468			50,468
Prepaid expenses	974			974
Other current assets	465			465

Total current assets	204,232	—		204,232

Right-of-use assets - operating leases, net	913			913
Right-of-use assets - financing leases, net	—			—
Property and equipment, net	69			69
Other non-current assets	167			167

Total assets	$205,381	$—		$205,381

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$8,982	$—		$8,982
Compensation and employee benefits liabilities	4,169			4,169
Operating lease liabilities, current	1,021			1,021
Financing lease liabilities, current	18			18

Total current liabilities	14,190	—		14,190

Operating lease liabilities, non-current	—			—
Other non-current liabilities	1	—		1

Total liabilities	14,191	—		14,191

Commitments and contingencies
Series B redeemable convertible preferred stock	328,476	(321,856)	A	6,620
Stockholders’ (deficit) equity:
Common stock	—	2	A	2
Additional paid-in capital	316,111	321,854	A	637,965
Accumulated deficit	(453,373)			(453,373)
Accumulated other comprehensive (loss) income	(24)			(24)

Total stockholders’ (deficit) equity	(137,286)	321,856		184,570

Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$205,381	$—		$205,381

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31, 2026
		Transaction Accounting Adjustments
	Actual	Conversion	Note References	Pro Forma As Adjusted
Operating expenses:
Research and development	$17,957	$—		$17,957
General and administrative	19,713			19,713
Acquired in-process research and development	132,957			132,957

Total operating expenses	170,627			170,627

Loss from operations	(170,627)			(170,627)
Other income (expense), net:
Interest income, net	392			392
Other (expense) income, net	(1)			(1)

Net loss	$(170,236)	$—		$(170,236)

Net loss per common share, basic and diluted	$(131.45)			$(6.62)

Weighted-average shares outstanding, basic and diluted	1,295,052	24,434,920	A	25,729,972

Comprehensive loss:
Net loss	$(170,236)	$—		$(170,236)
Other comprehensive items:
Unrealized (loss) gain on marketable securities	(25)			(25)

Total other comprehensive (loss) income	(25)			(25)

Total comprehensive loss	$(170,261)	$—		$(170,261)

SENSEI BIOTHERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

Note 1.	Transaction accounting adjustments for the Conversion

A.

Reflects the expected conversion of 24,434.92 shares of Series B Preferred Stock into 24,434,920 shares of common stock that will automatically occur three business days subsequent to the expected affirmative vote for the Conversion. The aforementioned vote is scheduled to occur on June 10, 2026. The transaction accounting adjustments reflecting the Conversion do not reflect the conversion of shares of Series B Preferred Stock that are not expected to convert due to certain beneficial ownership limitations established by each holder based solely on the shares of Series B Preferred Stock beneficially owned by the holders thereof. The number of shares of Series B Preferred Stock that ultimately convert into shares of common stock may be more or less than our expectations.

Additional Information and Where You Can Find It

Sensei Biotherapeutics, Inc. (the “Company”) has filed with the SEC the Definitive Proxy Statement and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Stockholders to be held on June 10, 2026 at 11:00 a.m. Eastern Daylight Time through a live webcast at www.proxydocs.com/SNSE (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THIS SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. You may obtain these documents free of charge on the SEC’s website at www.sec.gov and on the Company’s website at www.senseibio.com. Stockholders may also obtain copies of the Definitive Proxy Statement and this Supplement, without charge, by contacting the Company’s Corporate Secretary at 1405 Research Boulevard, Suite 125, Rockville, Maryland 20850. The record date for the Annual Meeting is April 13, 2026.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company has sent a separate Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the record date. All stockholders of record will have the ability to access the proxy materials and the Company’s 2025 Annual Report on the website referred to in the Notice or request to receive a printed copy of the proxy materials and 2025 Annual Report. Instructions on how to access the proxy materials and the 2025 Annual Report on the Internet or request a printed copy may be found in the Notice.

No proxy cards are being furnished by this communication. Stockholders may vote their shares by using the directions on the Notice, or, if they elected to receive printed proxy materials by mail, on their proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxypush.com/SNSE and during the Annual Meeting at www.proxydocs.com/SNSE, (2) by telephone by calling the toll-free number (866) 284-5317, or (3) if they elected to receive printed proxy materials by mail, by marking, dating, and signing their proxy card and returning it in the accompanying postage-paid envelope.

Participant Information

The Company and its directors, executive officers and certain of its employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of the Company’s named executive officers and non-employee directors is set forth in the sections titled “Executive Compensation” and “Director Compensation” in the Definitive Proxy Statement. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the anticipated conversion of the Series B Preferred Stock, the issuance of shares of common stock upon such conversion, the anticipated effects of the transactions described herein, and other statements that are not historical facts. Forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause or contribute to such differences include, but are not limited to, the satisfaction of conditions to the conversion of the Series B Preferred Stock, the receipt of stockholder approval of the Required Company Stockholder Matters, the approval of the Nasdaq Listing Application, and other risks and uncertainties described in the Company’s filings with the SEC, including the Definitive Proxy Statement. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.